EXHIBIT 99.1

Inuvo Reports Unaudited Preliminary Fourth Quarter 2025 Revenue Results

LITTLE ROCK, AR, January 28, 2026 -- Inuvo, Inc. (NYSE American: INUV), a leading provider of artificial intelligence-driven data and advertising technology solutions, today reported preliminary unaudited revenue results for the fourth quarter ended December 31, 2025.

The Company expects fourth-quarter 2025 net revenue to be approximately $14 million, representing an approximate 47% decrease compared to the same quarter of the prior year. The shortfall was driven primarily by an intentional pullback in the Platform product line. The Company expects net revenue for full-year 2025 to be approximately $86 million, representing a year-over-year increase of approximately 3%.

“During the quarter, we prioritized advertising quality, scalability, and compliance over short-term volume, leading to a near-term reduction in revenue,” said Rich Howe, Chief Executive Officer. “While we had flagged challenges on our Q3 conference call, the impact ended up greater and more prolonged than expected, extending through Q4 and into January. The steps we have taken were essential for the long-term success of our Platform product line, positioning it for durable, defensible growth. We have reason to believe that revenue will recover in the months ahead.”

Inuvo expects to report its full fourth-quarter and year-end 2025 financial results on its regularly scheduled release of quarterly results and conference call on March 5, 2026.

The financial information and results in this press release are preliminary and have been prepared internally by management based on the best information currently available to the Company and are subject to completion of the fourth quarter and full year financial statements and audit by our independent registered public accounting firm. There can be no assurance that actual results will not differ from the preliminary financial information presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with Generally Accepted Accounting Principles.

About Inuvo

Inuvo, Inc. (NYSE American: INUV) is a market leader in Artificial Intelligence built for advertising. Its IntentKey AI solution is a first-of-its-kind proprietary and patented technology capable of identifying and actioning the reasons why consumers are interested in products, services, or brands, not who those consumers are. To learn more, visit www.inuvo.com.

1

Safe Harbor / Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Inuvo’s quarter-end financial close process and preparation of financial statements for the quarter that are subject to risks and uncertainties that could cause results to be materially different than expectations. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Inuvo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed on February 27, 2025, and our other filings with the SEC. In addition, our expectations about the fourth quarter and full year 2025 results are based on preliminary information about the fourth quarter and full year and are subject to revision or adjustment based on our quarter and year-end review procedures. Although the fourth quarter and full year are now completed, we are still in the process of our standard financial reporting closing procedures. Accordingly, following completion of our normal closing and audit processes, it may turn out that actual results differ materially from these preliminary results. Factors that could cause our actual results for the fourth quarter and full year to differ materially from our preliminary results include, but are not limited to, inaccurate assumptions, unrecorded expenses, changes in estimates or judgments, and facts or circumstances affecting the application of our critical accounting policies. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo, Inc. and are difficult to predict. Inuvo does not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. Inuvo further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.  The information which appears on our websites and our social media platforms is not part of this press release.

Investor Relations:

Wallace Ruiz

Chief Financial Officer

Tel (501) 205-8508

wallace.ruiz@inuvo.com

2